Cincinnati Bell Reports Third Quarter 2016 Results

HIGHLIGHTS

•	Consolidated revenue increased $12 million compared to the prior year - revenue from strategic products was up 18 percent year-over-year

•	Entertainment and Communications revenue totaled $193 million, up $8 million from a year ago - Fioptics revenue was up 32 percent compared to the prior year

•	Net income totaled $19 million, resulting in diluted earnings per share of $0.38

•	Issued $425 million of 7% senior notes due 2024 - proceeds used to redeem 8 3/8% senior notes due 2020

CINCINNATI - November 2, 2016 - Cincinnati Bell Inc. (NYSE:CBB) today announced financial results for the third quarter of 2016, highlighted by year-over-year consolidated revenue and Adjusted EBITDA1 growth. Strategic revenues totaled $163 million, increasing 18 percent over the prior year on strong demand for fiber products and IT services. Fioptics video subscribers totaled 133,400 at the end of the quarter, up 23 percent compared to a year ago. Total internet subscribers were 299,800, an increase of 18,500 compared to the prior year. In the third quarter, 30,800 additional units were passed with Fioptics, which is now available to 509,500 addresses, or approximately 64 percent of Greater Cincinnati.

"The momentum created by our strategic investments generated year-over-year consolidated revenue and Adjusted EBITDA growth in consecutive quarters," said Ted Torbeck, chief executive officer. Torbeck also added, "The refinancing of our senior notes at a significantly lower coupon rate improves the overall health of our balance sheet and highlights the progress made towards transforming Cincinnati Bell into a fiber-based communications and IT solutions company."

CONSOLIDATED RESULTS2
Consolidated revenue for the third quarter of 2016 was $312 million, up 4 percent from the prior year. Operating income for the quarter totaled $26 million and Adjusted EBITDA remained strong at $78 million. Net income was $19 million, resulting in diluted earnings per share of $0.38. In the third quarter, we recognized a $33 million gain on the sale of CyrusOne common shares and an $11 million loss on the extinguishment of $323 million of debt.

Entertainment and Communications Segment

•	Entertainment and Communications revenue for the quarter totaled $193 million, up $8 million compared to the prior year.

◦	Fioptics revenue for the quarter was $65 million, up 32 percent from the prior year.

◦	Strategic revenue for business and carrier markets totaled $50 million (including $4 million of Fioptics revenue) for the quarter, up $6 million year-over-year.

•	Operating income totaled $21 million in the third quarter, compared to $30 million in the prior year.

•	Adjusted EBITDA for the quarter was $69 million, up 1 percent year-over-year.

IT Services and Hardware Segment

•	Revenue of $123 million for the quarter was up 5 percent over the prior year.

◦	Strategic revenue was $51 million in the quarter, up 10 percent compared to the prior year.

◦	Telecom and IT hardware revenue was $66 million for the quarter, compared to $65 million in the third quarter of 2015.

•	Operating income totaled $8 million for the quarter, down 5 percent compared to the prior year.

•	Adjusted EBITDA was $12 million, up 11 percent compared to a year ago.

2016 Outlook
Cincinnati Bell reaffirms its financial guidance for 2016:

Category	2016 Guidance
Revenue	$1.2 billion
Adjusted EBITDA	$303 million*
*Plus or minus 2 percent

Conference Call/Webcast
Cincinnati Bell will host a conference call on November 2 at 10:00 a.m. (ET) to discuss its results for the third quarter of 2016. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is (888) 397-5350. Callers located outside of the U.S. and Canada may dial (719) 325-2449. A taped replay of the conference call will be available approximately one hour after the conclusion of the call until 1:00 p.m. on Wednesday, November 16, 2016. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 8137299. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell's Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

Use of Non-GAAP Financial Measures
This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, net income excluding special items and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring charges, (gain) loss on sale or disposal of assets, transaction costs, curtailment (gain) loss, asset impairments, components of pension and other retirement plan costs (including interest costs, asset returns, and amortization of actuarial gains and losses), and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

2Consolidated Results for the three and nine months ended September 30, 2015 report our former wireless segment results as discontinued operations. Effective March 31, 2015, the Company no longer provides wireless services.

Adjusted EBITDA margin provides a useful measure of operational performance. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, debt issuance costs, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations, including transaction costs. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt, unamortized premium and/or discount and note issuance costs, offset by cash and cash equivalents.

Net income excluding special items in total and per share provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (CBB) provides integrated communications solutions – including local and long distance voice, data, high-speed Internet and video – that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, enterprise customers across the United States rely on CBTS, a wholly-owned subsidiary, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2016	2015	$	%	2016	2015	$	%

Revenue	$312.4	$299.8	$12.6	4%	$900.5	$878.5	$22.0	3%

Costs and expenses
Cost of services and products	183.8	175.6	8.2	5%	517.3	504.0	13.3	3%
Selling, general and administrative	55.5	52.5	3.0	6%	164.9	161.7	3.2	2%
Depreciation and amortization	46.5	35.8	10.7	30%	134.7	102.4	32.3	32%
Other	1.1	(0.3)	1.4	n/m	1.1	7.4	(6.3)	(85)%

Operating income	25.5	36.2	(10.7)	(30)%	82.5	103.0	(20.5)	(20)%

Interest expense	17.9	21.5	(3.6)	(17)%	58.1	82.2	(24.1)	(29)%
Loss on extinguishment of debt, net	11.4	7.8	3.6	46%	14.2	21.3	(7.1)	(33)%
Gain on sale of CyrusOne investment	(33.3)	(117.7)	84.4	(72)%	(151.9)	(412.9)	261.0	(63)%
Other (income) expense, net	(0.1)	1.2	(1.3)	n/m	(1.2)	6.0	(7.2)	n/m

Income from continuing operations before income taxes	29.6	123.4	(93.8)	(76)%	163.3	406.4	(243.1)	(60)%
Income tax expense	10.8	44.1	(33.3)	(76)%	59.9	146.1	(86.2)	(59)%
Income from continuing operations	18.8	79.3	(60.5)	(76)%	103.4	260.3	(156.9)	(60)%

Income from discontinued operations, net of tax	—	1.0	(1.0)	n/m	—	60.8	(60.8)	n/m

Net income	18.8	80.3	(61.5)	(77)%	103.4	321.1	(217.7)	(68)%

Preferred stock dividends	2.6	2.6	—	0%	7.8	7.8	—	0%

Net income applicable to common shareowners	$16.2	$77.7	$(61.5)	(79)%	$95.6	$313.3	$(217.7)	(69)%

Basic net earnings per common share
Earnings from continuing operations	$0.39	$1.83			$2.28	$6.03
Earnings from discontinued operations	—	0.02			—	1.45
Basic net earnings per common share	$0.39	$1.85			$2.28	$7.48

Diluted net earnings per common share
Earnings from continuing operations	$0.38	$1.83			$2.27	$6.01
Earnings from discontinued operations	—	0.02			—	1.45
Diluted net earnings per common share	$0.38	$1.85			$2.27	$7.46

Weighted average common shares outstanding
(in millions)
- Basic	42.0	41.9			42.0	41.9
- Diluted	42.1	42.0			42.1	42.0

Cincinnati Bell Inc.
Income Statements by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2016	2015	$	%	2016	2015	$	%
Entertainment and Communications
Revenue
Data	$86.4	$81.3	$5.1	6%	$258.4	$241.3	$17.1	7%
Voice	68.7	72.1	(3.4)	(5)%	208.0	221.3	(13.3)	(6)%
Video	32.2	25.0	7.2	29%	92.1	69.3	22.8	33%
Services and Other	5.7	7.0	(1.3)	(19)%	17.3	24.0	(6.7)	(28)%

Total revenue	193.0	185.4	7.6	4%	575.8	555.9	19.9	4%

Operating costs and expenses
Cost of services and products	91.0	83.9	7.1	8%	267.1	245.5	21.6	9%
Selling, general and administrative	37.1	38.5	(1.4)	(4)%	107.1	113.3	(6.2)	(5)%
Depreciation and amortization	43.0	32.6	10.4	32%	124.8	93.1	31.7	34%
Other*	0.8	—	0.8	n/m	0.8	2.2	(1.4)	(64)%

Total operating costs and expenses	171.9	155.0	16.9	11%	499.8	454.1	45.7	10%

Operating income	$21.1	$30.4	$(9.3)	(31)%	$76.0	$101.8	$(25.8)	(25)%

IT Services and Hardware
Revenue
Professional Services	$26.5	$26.7	$(0.2)	(1)%	$79.9	$77.8	$2.1	3%
Management and Monitoring	8.1	8.0	0.1	1%	24.1	22.9	1.2	5%
Unified Communications	9.9	9.5	0.4	4%	30.1	28.2	1.9	7%
Cloud Services	12.2	8.1	4.1	51%	33.2	21.2	12.0	57%
Telecom and IT hardware	66.2	64.7	1.5	2%	167.9	180.8	(12.9)	(7)%

Total revenue	122.9	117.0	5.9	5%	335.2	330.9	4.3	1%

Operating costs and expenses
Cost of services and products	96.2	93.1	3.1	3%	260.3	263.0	(2.7)	(1)%
Selling, general and administrative	15.2	13.7	1.5	11%	42.9	40.4	2.5	6%
Depreciation and amortization	3.4	3.1	0.3	10%	9.8	9.2	0.6	7%
Other*	0.3	(1.1)	1.4	n/m	0.3	2.8	(2.5)	(89)%

Total operating costs and expenses	115.1	108.8	6.3	6%	313.3	315.4	(2.1)	(1)%

Operating income	$7.8	$8.2	$(0.4)	(5)%	$21.9	$15.5	$6.4	41%

	* Other includes restructuring charges, loss (gain) on sale or disposal of assets (net) and a curtailment loss.

Cincinnati Bell Inc.
Revenues by Segment
(Unaudited)
(Dollars in millions)
	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2016	2015	$	%	2016	2015	$	%
Entertainment and Communications
Consumer
Strategic
Data	$26.5	$18.9	$7.6	40%	$75.2	$52.1	$23.1	44%
Voice	5.4	5.0	0.4	8%	16.0	14.6	1.4	10%
Video	31.7	24.5	7.2	29%	90.6	68.0	22.6	33%
Services and other	0.8	0.9	(0.1)	(11)%	2.6	2.8	(0.2)	(7)%
	64.4	49.3	15.1	31%	184.4	137.5	46.9	34%
Legacy
Data	10.4	12.0	(1.6)	(13)%	34.4	37.9	(3.5)	(9)%
Voice	18.2	21.0	(2.8)	(13)%	56.7	65.8	(9.1)	(14)%
Services and other	1.0	1.1	(0.1)	(9)%	3.2	3.7	(0.5)	(14)%
	29.6	34.1	(4.5)	(13)%	94.3	107.4	(13.1)	(12)%
Integration
Services and other	0.9	1.3	(0.4)	(31)%	3.0	6.4	(3.4)	(53)%

Total consumer revenue	$94.9	$84.7	$10.2	12%	$281.7	$251.3	$30.4	12%

Business
Strategic
Data	$24.3	$22.3	$2.0	9%	$71.9	$66.2	$5.7	9%
Voice	13.3	10.7	2.6	24%	37.8	31.3	6.5	21%
Video	0.5	0.5	—	0%	1.5	1.3	0.2	15%
Services and other	0.6	1.1	(0.5)	(45)%	1.5	2.4	(0.9)	(38)%
	38.7	34.6	4.1	12%	112.7	101.2	11.5	11%
Legacy
Data	4.9	5.6	(0.7)	(13)%	15.4	17.6	(2.2)	(13)%
Voice	27.7	30.8	(3.1)	(10)%	85.1	94.1	(9.0)	(10)%
Services and other	0.4	0.1	0.3	n/m	1.0	0.9	0.1	11%
	33.0	36.5	(3.5)	(10)%	101.5	112.6	(11.1)	(10)%
Integration
Services and other	0.4	0.5	(0.1)	(20)%	1.3	2.0	(0.7)	(35)%

Total business revenue	$72.1	$71.6	$0.5	1%	$215.5	$215.8	$(0.3)	0%

Carrier
Strategic
Data	$11.3	$9.6	$1.7	18%	$33.9	$28.8	$5.1	18%
Legacy
Data	9.0	12.9	(3.9)	(30)%	27.6	38.7	(11.1)	(29)%
Voice	4.1	4.6	(0.5)	(11)%	12.4	15.5	(3.1)	(20)%
Services and other	1.6	2.0	(0.4)	(20)%	4.7	5.8	(1.1)	(19)%
	14.7	19.5	(4.8)	(25)%	44.7	60.0	(15.3)	(26)%

Total carrier revenue	$26.0	$29.1	$(3.1)	(11)%	$78.6	$88.8	$(10.2)	(11)%

Total Entertainment and Communications Revenue	$193.0	$185.4	$7.6	4%	$575.8	$555.9	$19.9	4%

Cincinnati Bell Inc.
Revenues by Segment
(Unaudited)
(Dollars in millions)
	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2016	2015	$	%	2016	2015	$	%
IT Services and Hardware
Business
Strategic
Professional Services	$22.9	$23.0	$(0.1)	0%	$68.3	$67.1	$1.2	2%
Management and Monitoring	8.1	8.0	0.1	1%	24.1	22.9	1.2	5%
Unified Communications	7.3	6.9	0.4	6%	22.1	20.1	2.0	10%
Cloud Services	12.2	8.1	4.1	51%	33.2	21.2	12.0	57%
	50.5	46.0	4.5	10%	147.7	131.3	16.4	12%
Integration
Professional Services	3.6	3.7	(0.1)	(3)%	11.6	10.7	0.9	8%
Unified Communications	2.6	2.6	—	0%	8.0	8.1	(0.1)	(1)%
Telecom and IT hardware	66.2	64.7	1.5	2%	167.9	180.8	(12.9)	(7)%
	72.4	71.0	1.4	2%	187.5	199.6	(12.1)	(6)%

Total IT Services and Hardware Revenue	$122.9	$117.0	$5.9	5%	$335.2	$330.9	$4.3	1%

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)
	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2016	2015	$	%	2016	2015	$	%
Revenue
Entertainment and Communications	$193.0	$185.4	$7.6	4%	$575.8	$555.9	$19.9	4%
IT Services and Hardware	122.9	117.0	5.9	5%	335.2	330.9	4.3	1%
Eliminations	(3.5)	(2.6)	(0.9)	35%	(10.5)	(8.3)	(2.2)	27%

Total revenue	$312.4	$299.8	$12.6	4%	$900.5	$878.5	$22.0	3%

Cost of Services and Products
Entertainment and Communications	$91.0	$83.9	$7.1	8%	$267.1	$245.5	$21.6	9%
IT Services and Hardware	96.2	93.1	3.1	3%	260.3	263.0	(2.7)	(1)%
Eliminations	(3.4)	(1.4)	(2.0)	n/m	(10.1)	(4.5)	(5.6)	n/m

Total cost of services and products	$183.8	$175.6	$8.2	5%	$517.3	$504.0	$13.3	3%

Selling, General and Administrative
Entertainment and Communications	$37.1	$38.5	$(1.4)	(4)%	$107.1	$113.3	$(6.2)	(5)%
IT Services and Hardware	15.2	13.7	1.5	11%	42.9	40.4	2.5	6%
Corporate and eliminations	3.2	0.3	2.9	n/m	14.9	8.0	6.9	86%

Total selling, general and administrative	$55.5	$52.5	$3.0	6%	$164.9	$161.7	$3.2	2%

Depreciation and Amortization
Entertainment and Communications	$43.0	$32.6	$10.4	32%	$124.8	$93.1	$31.7	34%
IT Services and Hardware	3.4	3.1	0.3	10%	9.8	9.2	0.6	7%
Corporate	0.1	0.1	—	0%	0.1	0.1	—	0%

Total depreciation and amortization	$46.5	$35.8	$10.7	30%	$134.7	$102.4	$32.3	32%

Other*
Entertainment and Communications	$0.8	$—	$0.8	n/m	$0.8	$2.2	$(1.4)	(64)%
IT Services and Hardware	0.3	(1.1)	1.4	n/m	0.3	2.8	(2.5)	(89)%
Corporate	—	0.8	(0.8)	n/m	—	2.4	(2.4)	n/m

Total other	$1.1	$(0.3)	$1.4	n/m	$1.1	$7.4	$(6.3)	(85)%

Operating Income
Entertainment and Communications	$21.1	$30.4	$(9.3)	(31)%	$76.0	$101.8	$(25.8)	(25)%
IT Services and Hardware	7.8	8.2	(0.4)	(5)%	21.9	15.5	6.4	41%
Corporate	(3.4)	(2.4)	(1.0)	42%	(15.4)	(14.3)	(1.1)	8%

Total operating income	$25.5	$36.2	$(10.7)	(30)%	$82.5	$103.0	$(20.5)	(20)%

	* Other includes restructuring charges, loss (gain) on sale or disposal of assets (net), curtailment loss and transaction costs.

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)
(In thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015

Residential voice lines
Legacy voice lines	124.6	131.7	138.7	146.4	153.5
Fioptics voice lines	80.3	77.4	74.4	71.4	68.0
Total residential voice lines	204.9	209.1	213.1	217.8	221.5

Business voice lines
Legacy voice lines	197.7	203.2	208.9	215.4	220.1
VoIP lines*	121.2	112.7	107.0	89.5	86.9
Total business voice lines	318.9	315.9	315.9	304.9	307.0

Total voice lines	523.8	525.0	529.0	522.7	528.5

Long distance lines	323.7	329.3	334.0	339.7	344.6

Internet subscribers
DSL	114.2	121.7	127.9	133.7	137.7
Fioptics	185.6	175.0	164.5	153.7	143.6

Total internet subscribers	299.8	296.7	292.4	287.4	281.3

Fioptics video subscribers	133.4	126.8	120.0	114.4	108.8

Fioptics units passed	509.5	478.7	453.7	432.0	408.1

* VoIP lines include Fioptics business voice lines.

Cincinnati Bell Inc.
Net Debt (Non-GAAP) and Common Shares Outstanding
(Unaudited)
(Dollars and shares in millions)

	September 30,	December 31,
	2016	2015

Receivables Facility	$23.5	$17.6
Corporate Credit Agreement - Tranche B Term Loan	523.8	527.9
8 3/8% Senior Notes due 2020	84.6	478.5
7 1/4% Senior Notes due 2023	22.3	26.3
7% Senior Notes due 2024	425.0	—
Cincinnati Bell Telephone Notes	87.9	128.7
Capital leases and other debt	71.6	68.3
Net unamortized discount	(2.3)	(1.7)
Unamortized note issuance costs	(12.1)	(8.0)

Total debt	1,224.3	1,237.6

Less: Cash and cash equivalents (including restricted cash) *	(99.2)	(7.4)

Net debt (Non-GAAP: as defined by the company)	$1,125.1	$1,230.2

Corporate Credit Agreement availability	$150.0	$175.0

Common shares outstanding	42.0	42.0

*
In the third quarter of 2016, the Company issued $425.0 million aggregate principal amount of 7% Senior Notes due 2024 at par. The net proceeds were used to redeem $312.5 million aggregate principal amount of its 8 3/8% Senior Notes due 2020. Additionally, the Company notified its trustee of its election to redeem all of the remaining outstanding 8 3/8% Senior Notes due 2020 at a redemption rate of 102.792%, including payment of accrued and unpaid interest in the fourth quarter of 2016. Simultaneously with the delivery of such notice, the Company deposited $90.7 million of funds in a restricted cash account with the trustee.

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Three Months Ended September 30, 2016
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$18.8
Add:
Income tax expense				10.8
Interest expense				17.9
Gain on sale of CyrusOne investment				(33.3)
Loss on extinguishment of debt, net				11.4
Other income, net				(0.1)

Operating income (GAAP)	$21.1	$7.8	$(3.4)	$25.5
Add:
Depreciation and amortization	43.0	3.4	0.1	46.5
Loss on sale or disposal of assets	0.8	0.3	—	1.1
Pension and other retirement plan expenses	3.9	—	0.5	4.4
Adjusted EBITDA (Non-GAAP)	$68.8	$11.5	$(2.8)	$77.5

Adjusted EBITDA Margin (Non-GAAP)	36%	9%	—	25%

	Three Months Ended September 30, 2015
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$80.3
Less:
Income from discontinued operations, net of tax				1.0
Income from continuing operations (GAAP)				$79.3
Add:
Income tax expense				44.1
Interest expense				21.5
Gain on sale of CyrusOne investment				(117.7)
Loss on extinguishment of debt, net				7.8
Other expense, net				1.2

Operating income (GAAP)	$30.4	$8.2	$(2.4)	$36.2
Add:
Depreciation and amortization	32.6	3.1	0.1	35.8
Restructuring charges	—	0.3	—	0.3
Gain on sale or disposal of assets	—	(1.4)	—	(1.4)
Transaction costs	—	—	0.8	0.8
Employee contract termination costs	1.3	0.2	—	1.5
Pension and other retirement plan expenses	3.8	—	0.4	4.2
Adjusted EBITDA (Non-GAAP)	$68.1	$10.4	$(1.1)	$77.4

Adjusted EBITDA Margin (Non-GAAP)	37%	9%	—	26%

Year-over-year dollar change in Adjusted EBITDA	$0.7	$1.1	$(1.7)	$0.1

Year-over-year percentage change in Adjusted EBITDA	1%	11%	n/m	0%

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Nine Months Ended September 30, 2016
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$103.4
Add:
Income tax expense				59.9
Interest expense				58.1
Gain on sale of CyrusOne investment				(151.9)
Loss on extinguishment of debt, net				14.2
Other income, net				(1.2)

Operating income (GAAP)	$76.0	$21.9	$(15.4)	$82.5
Add:
Depreciation and amortization	124.8	9.8	0.1	134.7
Loss on sale or disposal of assets	0.8	0.3	—	1.1
Pension and other retirement plan expenses	11.3	—	1.4	12.7
Adjusted EBITDA (Non-GAAP)	$212.9	$32.0	$(13.9)	$231.0

Adjusted EBITDA Margin (Non-GAAP)	37%	10%	—	26%

	Nine Months Ended September 30, 2015
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company
Net income (GAAP)				$321.1
Less:
Income from discontinued operations, net of tax				60.8
Income from continuing operations (GAAP)				$260.3
Add:
Income tax expense				146.1
Interest expense				82.2
Gain on sale of CyrusOne investment				(412.9)
Loss on extinguishment of debt, net				21.3
Other expense, net				6.0

Operating income (GAAP)	$101.8	$15.5	$(14.3)	$103.0
Add:
Depreciation and amortization	93.1	9.2	0.1	102.4
Restructuring charges	1.6	2.8	1.6	6.0
Loss on sale or disposal of assets	0.3	—	—	0.3
Transaction costs	—	—	0.8	0.8
Employee contract termination costs	1.3	0.2	—	1.5
Curtailment loss	0.3	—	—	0.3
Pension and other retirement plan expenses	15.4	—	1.5	16.9
Adjusted EBITDA (Non-GAAP)	$213.8	$27.7	$(10.3)	$231.2

Adjusted EBITDA Margin (Non-GAAP)	38%	8%	—	26%

Year-over-year dollar change in Adjusted EBITDA	$(0.9)	$4.3	$(3.6)	$(0.2)

Year-over-year percentage change in Adjusted EBITDA	0%	16%	35%	0%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Cash provided by operating activities	$43.6	$62.0	$141.7	$94.7

Capital expenditures	(67.2)	(73.2)	(188.8)	(205.7)
Increase in restricted cash	(90.7)	—	(90.7)	—
Dividends received from CyrusOne	1.3	4.5	6.2	19.5
Proceeds from sale of CyrusOne investment	38.7	170.3	181.2	596.3
Other, net	(0.1)	0.5	(0.8)	0.4

Cash (used in) provided by investing activities	(118.0)	102.1	(92.9)	410.5

Proceeds from issuance of long-term debt	425.0	—	425.0	—
Net (decrease) increase in corporate credit and receivables facilities with initial maturities less than 90 days	(9.5)	(2.6)	5.9	(19.2)
Repayment of debt	(336.4)	(148.4)	(461.0)	(509.8)
Debt issuance costs	(6.5)	—	(8.4)	(0.4)
Dividends paid on preferred stock	(2.6)	(2.6)	(7.8)	(7.8)
Common stock repurchase	(0.2)	—	(4.8)	—
Other, net	3.5	0.1	3.4	(0.5)

Cash provided by (used in) financing activities	73.3	(153.5)	(47.7)	(537.7)

Net (decrease) increase in cash and cash equivalents	(1.1)	10.6	1.1	(32.5)
Cash and cash equivalents at beginning of period	9.6	14.8	7.4	57.9

Cash and cash equivalents at end of period	$8.5	$25.4	$8.5	$25.4

Reconciliation of GAAP Cash Flow to
Free Cash Flow (Non-GAAP: as defined by the company)
Net (decrease) increase in cash and cash equivalents	$(1.1)	$10.6	$1.1	$(32.5)
Adjustments:
Proceeds from issuance of long-term debt	(425.0)	—	(425.0)	—
Net decrease (increase) in corporate credit and receivables facilities with initial maturities less than 90 days	9.5	2.6	(5.9)	19.2
Repayment of debt	336.4	148.4	461.0	509.8
Cash used by discontinued operations	0.2	6.1	5.0	24.5
Decommissioning of wireless towers	—	1.2	1.9	2.7
Debt issuance costs	6.5	—	8.4	0.4
Common stock repurchase	0.2	—	4.8	—
Increase in restricted cash	90.7	—	90.7	—
Transaction costs	—	0.8	—	0.8
Proceeds from sale of CyrusOne investment	(38.7)	(170.3)	(181.2)	(596.3)

Free cash flow (Non-GAAP)	$(21.3)	$(0.6)	$(39.2)	$(71.4)

Income tax payments	$—	$2.8	$1.4	$3.7

Cincinnati Bell Inc.
Free Cash Flow (Non-GAAP: as defined by the company)
(Unaudited)
(Dollars in millions)

Free Cash Flow (Non-GAAP) for the three months ended September 30, 2015	$(0.6)

Increase in Adjusted EBITDA (Non-GAAP)	0.1
Decrease in capital expenditures	6.0
Increase in interest payments	(6.6)
Decrease in pension and postretirement payments and contributions	0.3
Change in working capital and other	(20.5)

Free Cash Flow (Non-GAAP) for the three months ended September 30, 2016	$(21.3)

Free Cash Flow (Non-GAAP) for the nine months ended September 30, 2015	$(71.4)

Decrease in Adjusted EBITDA (Non-GAAP)	(0.2)
Decrease in capital expenditures	16.9
Decrease in interest payments	16.9
Decrease in pension and postretirement payments and contributions	10.4
Change in working capital and other	(11.8)

Free Cash Flow (Non-GAAP) for the nine months ended September 30, 2016	$(39.2)

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015

Entertainment and Communications	$63.1	$55.3	$60.3	$76.0	$69.4
IT Services and Hardware	4.1	3.8	2.0	1.9	3.8
Corporate	—	0.1	0.1	—	—
Total capital expenditures	$67.2	$59.2	$62.4	$77.9	$73.2

Cincinnati Bell Inc.
Reconciliation of Net Income to Normalized Net Income Applicable to Common Shareholders and Adjusted Diluted Earnings Per Share (Non-GAAP)
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	September 30, 2016		September 30, 2015

Net income applicable to common shareholders	$16.2		$77.7

Special items:
Selling, general and administrative	—		1.5	[C]
Restructuring charges	—		0.3	[D]
(Loss) gain on sale or disposal of assets	1.1	[A]	(1.4)	[E]
Transaction costs	—		0.8	[F]
Loss on extinguishment of debt	11.4	[B]	7.8	[G]
Gain on sale of CyrusOne investment	(33.3)		(117.7)
Income tax effect of special items *	7.5		39.1
Total special items	(13.3)		(69.6)

Less: income from discontinued operations, net of tax	—		1.0

Net income applicable to common shareowners, excluding special items	$2.9		$7.1

Weighted average diluted shares outstanding	42.1		42.0

Diluted earnings per common share	$0.38		$1.85

Adjusted diluted earnings per common share	$0.07		$0.17

*	Special items have been tax effected at 36%.

A	Loss on disposal of assets no longer in use.

B
Loss on extinguishment of debt due to the redemption of $312.5 million of the outstanding 8 3/8% Senior Notes due 2020 and $4.0 million of the outstanding 7 1/4% Senior Notes due 2023, partially offset by a gain on the redemption of $6.0 million of the outstanding Cincinnati Bell Telephone Notes.

C	Employee contract termination costs.

D	Restructuring charges consist of employee severance.

E	Gain on sale of our cyber-security assets, previously recorded as a loss pending financing being secured by the acquitting company.

F	Transaction costs associated with exploring opportunities to increase the scale of our IT services and Hardware segment.

G	Loss on extinguishment of debt related to the redemption of $137.6 million of the outstanding 8 3/8% Senior Notes due 2020.

Cincinnati Bell Inc.
Reconciliation of Net Income to Normalized Net Income Applicable to Common Shareholders and Adjusted Diluted Earnings Per Share (Non-GAAP)
(Unaudited)
(Dollars in millions, except per share amounts)

		Nine Months Ended
		September 30, 2016		September 30, 2015

Net income applicable to common shareholders		$95.6		$313.3

Special items:
	Selling, general and administrative	—		5.3	[D]
	Restructuring charges	—		6.0	[E]
	(Loss) gain on sale or disposal of assets	1.1	[A]	0.3	[F]
	Curtailment loss	—		0.3	[G]
	Transaction costs	—		0.8	[H]
	Loss on extinguishment of debt	14.2	[B]	21.3	[I]
	Gain on sale of CyrusOne investment	(151.9)		(412.9)
	Other income, net	(1.1)	[C]	—
	Income tax effect of special items *	49.6		136.4
Total special items		(88.1)		(242.5)

Less: income from discontinued operations, net of tax		—		60.8

Net income applicable to common shareowners, excluding special items		$7.5		$10.0

Weighted average diluted shares outstanding		42.1		42.0

Diluted earnings per common share		$2.27		$7.46

Adjusted diluted earnings per common share		$0.18		$0.24

*	Special items have been tax effected at 36%.

A	Loss on disposal of assets no longer in use.

B
Loss on extinguishment of debt due to the redemption of $393.9 million of the outstanding 8 3/8% Senior Notes due 2020, $4.0 million of the outstanding 7 1/4% Senior Notes due 2023 and amending the Corporate Credit Agreement, partially offset by a gain on the redemption of $40.8 million of the outstanding Cincinnati Bell Telephone Notes.

C	Adjust asset retirement obligation to lower expected costs associated with wireless tower decommissioning.

D	Pension related charges of $3.8 million associated with non-qualified excess plan and $1.5 million of employee contract termination costs.

E
Restructuring charges consist of employee severance, project costs to identify opportunities to further integrate the business markets within our Entertainment and Communications segment and IT Services and Hardware segment, and lease abandonment costs.

F	Loss is attributable to a software project that was abandoned in the second quarter of 2015.

G	Curtailment loss resulted from an amendment to the bargained pension plan.

H	Transaction costs associated with exploring opportunities to increase the scale of our IT Services and Hardware segment.

I
Loss on extinguishment of debt related to the redemption of $300.0 million of the outstanding 8 ¾% Senior Subordinated Notes due 2018 on May 7, 2015, and due to the redemption of $45.1 million and $137.6 million of the outstanding 8 3/8% Senior Notes due 2020 during the second and third quarter, respectively.

Cincinnati Bell Inc.
Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance
(Unaudited)
(Dollars in millions)

2016 Operating Income (GAAP) Guidance	$105

Add:

Depreciation and amortization	180
Pension and other retirement plan expenses	17
Other	1

2016 Adjusted EBITDA (Non-GAAP) Guidance	$303	*

* Plus or minus 2 percent

CONTACT:

Cincinnati Bell Inc.
Investor contact:
Josh Duckworth, 513-397-2292
Joshua.Duckworth@cinbell.com

Media contact:
Jane Weiler, 513-397-9941
Jane.Weiler@cinbell.com